Exhibit 5.2
11 South Meridian Street
Indianapolis, IN 46204-3535 U.S.A.
(317) 236-1313
Fax (317) 231-7433

www.btlaw.com
November 5, 2010
Calumet Specialty Products Partners, L.P.
2780 Waterfront Pkwy E. Drive, Suite 200
Indianapolis, Indiana 46214
Ladies and Gentlemen:
     We have acted as Indiana counsel to Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”) and its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Partnership, Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Calumet Finance”), Calumet Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Calumet Operating”), Calumet LP GP, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet LP GP”), Calumet Sales Company Incorporated, a Delaware corporation and indirect wholly owned subsidiary of the Partnership (“Reseller”), Calumet Penreco, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet Penreco” and, together with Calumet Operating, Calumet LP GP and Reseller, the “Delaware Guarantors”), Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and indirect wholly owned subsidiary of the Partnership (“Calumet Lubes”), Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Lubes”), Calumet Shreveport Fuels, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Fuels”), and Calumet Shreveport, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet Shreveport” and, together with Calumet Lubes, Shreveport Lubes and Shreveport Fuels, the “Indiana Guarantors”; and, the Indiana Guarantors and Delaware Guarantors are collectively referred to herein as the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration (the “Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act:
(1)	by the Partnership of up to $1 billion maximum aggregate offering price of (a) common units representing limited partner interests in the Partnership (the “Common Units”) and (b) debt securities, which may be co-issued by Calumet Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(2)	of guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”) and the Indiana Guarantors (the “Indiana Guarantees” and, together with the Delaware Guarantees, the “Guarantees”).
     The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.”
     In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit, (ii) the form of Senior Indenture relating to the Debt Securities (the “Senior Indenture”) and filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) and filed as an exhibit to the Registration Statement, (iv) the limited partnership agreement or articles of organization and operating agreement, as applicable, of each of the Indiana Guarantors, (v) resolutions of the boards of directors or managers, as applicable, of each of the Indiana Guarantors, each dated as of November 2, 2010, approving and authorizing the Registration by the Partnership, Calumet Finance and each of the Guarantors, (vi) such

Calumet Specialty Products Partners, L.P.
November 5, 2010

statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the General Partner and the Indiana Guarantors, and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     In connection with this opinion, we have assumed that:
(1)	each document submitted to us for review, and the information contained in each such document, is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine;

(2)	each person signing the documents we examined has the legal capacity and authority to do so;

(3)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(4)	each of the Partnership, Calumet Finance and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware;

(5)	each of the Indiana Guarantors is duly organized and is validly existing under the laws of the State of Indiana;

(6)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(7)	a supplement to the Prospectus (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(8)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(9)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(10)	the Senior Indenture will be duly authorized, executed and delivered by the parties thereto, the Subordinated Indenture will be duly authorized, executed and delivered by the parties thereto, and the Debt Securities will be duly authorized, executed and delivered by the parties thereto; and

(11)	any Securities issuable upon conversion, exchange or exercise of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
(1)	With respect to the Indiana Guarantees, when (a) the applicable Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Partnership, Calumet Finance and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; (c) the terms of

Calumet Specialty Products Partners, L.P.
November 5, 2010

such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Calumet Finance or any Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over Partnership, Calumet Finance or any Guarantor; and (d) such Debt Securities and Guarantees have been duly issued and delivered as contemplated in the Registration Statement and duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Calumet Finance and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Indiana Guarantees will constitute valid and legally binding obligations of the Indiana Guarantors, as applicable, enforceable against the Indiana Guarantors, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by judicial discretion.
     The opinions expressed herein are qualified in the following respects:
(1)	We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or Indiana Guarantees that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(2)	The foregoing opinions are limited in all respects to the current laws of the State of Indiana (without giving effect to any conflict of law principles thereof), including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to filing this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,